EXHIBIT 13.1

Certification

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

(Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code)

Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), each of the undersigned officers of Celulosa Arauco y Constitución S.A. (the “Company”), does hereby certify, to such officer’s knowledge, that:

The Annual Report on Form 20-F for the year ended December 31, 2021 of the Company fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Form 20-F fairly presents, in all material respects, the financial condition, results of operations and cash flows of the Company.

Date: April 20, 2022

/s/ Matías Domeyko
Name:	Matías Domeyko
Title:	Chief Executive Officer

Date: April 20, 2022

/s/ Gianfranco Truffello
Name:	Gianfranco Truffello
Title:	Chief Financial Officer